CPI Aerostructures, Inc. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES APPOINTS

DORITH HAKIM AS CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR

- Former Group Vice President of Parker Hannifin Aerospace to Lead the Company -

Edgewood, N.Y., March 9, 2022 - CPI Aerostructures, Inc. (“CPI Aero®”) (the “Company”) (NYSE American: CVU) today announced the appointment of Dorith Hakim as Chief Executive Officer, President and director effective immediately, replacing Douglas McCrosson who is leaving the Company to pursue other opportunities.

Ms. Hakim, 57, has a diverse and extensive experience in the aerospace industry. Most recently, she served as Group Vice President of Parker Hannifin Aerospace where she directed global supply chain for 11 divisions, 25 manufacturing sites and two joint ventures, and was accountable for $1.9 billion of spending. Before joining Parker Hannifin, Ms. Hakim was at Triumph Group first as Vice President, Corporate Program Management and Operations Excellence where she was responsible for implementing best practices in program management, delivery, and quality performance as well as continuous improvement for four divisions and before that as Vice President, Program Management Precision Components, responsible for major programs within seven operating companies and 22 sites, overseeing delivery and quality performance, proposal estimating, and customer contract negotiations.

Before her tenure at Triumph Group, Ms. Hakim was Director of Aftermarket Operations at Sikorsky Aircraft, Inc. where she directed overhaul and repair facilities, customer service, order management, material forecasting, forward stocking locations and material delivery functions supporting aircraft after delivery. In addition, she served as President & General Manager of Sikorsky Global Helicopters, Inc. where she managed fully integrated profit and loss including operations, continuous improvement, engineering, supply chain, facilities, health and safety, finance, and human resources to support the final assembly and flight operations for the S-92®, S-76® and light helicopter product lines and managed the completion center for all Sikorsky commercial aircraft.

Ms. Hakim also served in a number of capacities at Bell Helicopter for over 21 years including as a Program Director of helicopter product lines and as a Director of strategic sourcing and supply chain management.

“Dorith brings to our Company extensive experience in the aerospace industry and expertise in program, product, supply chain, operations, manufacturing, and customer management. Her successes and impressive track record at premier aerospace and defense companies are indicative of her leadership capabilities which I am confident will continue unabated at CPI Aero,” said Terry Stinson, Chairman of the Board of CPI Aero. “She is a strong, intelligent and high energy leader which will allow her to have an immediate and positive impact at CPI Aero. We are indeed fortunate to have an executive with Dorith’s credentials join our Company and look forward to working with her.”

Ms. Hakim earned an Executive Master of Business Administration from Texas Christian University and a Bachelor of Arts, Business Administration and Finance from H.E.C. at the University of Montreal. She is certified as Six Sigma Black Belt and has received several executive leadership certifications.

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance and Electronic Warfare pod systems, primarily for national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services. CPI Aero is included in the Russell Microcap® Index.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the period ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.us on Twitter @CPIAERO.

Contact
Investor Relations Counsel	CPI Aerostructures, Inc.
LHA Investor Relations	Andrew L. Davis
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@lhai.com	adavis@cpiaero.com
www.lhai.com	www.cpiaero.com